OPKO Health Announces Acquisition of Growing European Healthcare Company

MIAMI, August 3, 2012— OPKO Health, Inc. (NYSE: OPK) today announced its acquisition of Farmadiet Group Holding, S.L., a Barcelona-based company currently engaged in the development, manufacture, marketing, and sale of pharmaceutical, nutraceutical, and veterinary products.

With this acquisition, OPKO establishes a presence in the European Union through an established regional, integrated specialty pharmaceutical participant. This acquisition also allows OPKO near term product commercialization synergies through introduction of Farmadiet’s products to OPKO’s existing Latin American operations. Farmadiet’s robust product development pipeline also offers many near-term new product entry opportunities.

Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer, commented, “This acquisition is an excellent strategic fit as we expand our global manufacturing, sales and distribution capabilities for a growing range of products. More specifically, through this acquisition, we further invigorate our strategic aim of broadening our footprint within the expanding worldwide pharmaceutical market while capitalizing on important commercial synergies across our existing operating base. We anticipate important launches near-term of products from Farmadiet’s rich pipeline. We also expect Farmadiet to market OPKO’s diagnostics and pharmaceutical products as they become available for market and sale. Finally, we are extremely pleased to benefit from Farmadiet’s experienced, highly successful, management team and their many years of product development and commercial expertise,” said Dr. Frost.

Further details of the agreement will be included in OPKO’s 8-K filing with the Securities and Exchange Commission.

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our near term product commercialization synergies, our ability to sell Farmadiet’s products through our existing Latin American operations, expectations regarding near-term new product entry opportunities, the expansion of our global manufacturing, sales and distribution capabilities , our ability to capitalize on important commercial synergies across our existing operating base, Farmadiet’s ability to develop new and important products from its pipeline and our ability to launch any such products in the near term, whether Farmadiet will be able to successfully market any of OPKO’s diagnostic and pharmaceutical products as they become available for market and sale and our ability to retain and benefit from Farmadiet’s existing management team, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, integration issues with Farmadiet, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

Steven D. Rubin 305-575-4100
Juan F. Rodriguez 305-575-4100